Exhibit 99.2

Part I.    FINANCIAL INFORMATION

Item 1.    Financial Statements

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Real estate investments, net	$8,194,148	$8,310,737
Lease incentive asset	497,151	507,161
Investment in unconsolidated affiliate	813,850	810,066
Cash and cash equivalents	298,175	626,385
Prepaid expenses and other assets	24,227	25,525
Above market lease, asset	39,080	39,867
Operating lease right-of-use assets	280,855	280,565

Total assets	$10,147,486	$10,600,306

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$4,162,918	$4,168,959
Due to MGM Resorts International and affiliates	245	316
Accounts payable, accrued expenses and other liabilities	75,640	124,109
Accrued interest	62,577	48,505
Dividend and distribution payable	138,029	136,484
Deferred revenue	187,019	156,760
Deferred income taxes, net	33,298	33,298
Operating lease liabilities	341,643	341,133

Total liabilities	5,001,369	5,009,564
Commitments and contingencies (Note 11)
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 156,645,628 and 131,459,651 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	3,554,821	3,114,331
Accumulated deficit	(475,978)	(422,897)
Accumulated other comprehensive loss	(52,385)	(51,197)

Total Class A shareholders’ equity	3,026,458	2,640,237
Noncontrolling interest	2,119,659	2,950,505

Total shareholders’ equity	5,146,117	5,590,742

Total liabilities and shareholders’ equity	$10,147,486	$10,600,306

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Rental revenue	$188,304	$188,304	$376,607	$391,835
Ground lease	6,038	6,038	12,077	12,077

Total Revenues	194,342	194,342	388,684	403,912

Expenses
Depreciation	57,772	58,405	115,709	120,452
Property transactions, net	38	(66)	881	194,990
Ground lease expense	5,920	5,920	11,840	11,840
Acquisition-related expenses	278	358	278	980
General and administrative	4,306	3,731	7,965	8,613

Total Expenses	68,314	68,348	136,673	336,875

Other income (expense)
Income from unconsolidated affiliate	25,273	25,453	50,758	38,816
Interest income	81	2,279	398	3,370
Interest expense	(68,741)	(55,377)	(137,187)	(104,575)
Gain (loss) on unhedged interest rate swaps, net	(6,455)	1,588	28,604	(10,532)
Other	(725)	(413)	(922)	(18,781)

	(50,567)	(26,470)	(58,349)	(91,702)

Income (loss) before income taxes	75,461	99,524	193,662	(24,665)
Provision for income taxes	(1,764)	(2,499)	(4,556)	(3,632)

Net income (loss)	73,697	97,025	189,106	(28,297)
Less: Net (income) loss attributable to noncontrolling interest	(29,808)	(56,009)	(85,619)	19,565

Net income (loss) attributable to Class A shareholders	$43,889	$41,016	$103,487	$(8,732)

Weighted average Class A shares outstanding
Basic	154,367	131,527	145,085	127,381
Diluted	154,547	131,637	145,289	127,381
Earnings per Class A share
Basic	$0.28	$0.30	$0.71	$(0.08)
Diluted	$0.28	$0.30	$0.71	$(0.08)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$73,697	$97,025	$189,106	$(28,297)
Unrealized gain (loss) on cash flow hedges	2,824	(7,391)	19,403	(102,711)

Comprehensive income (loss)	76,521	89,634	208,509	(131,008)

Less: Comprehensive (income) loss attributable to noncontrolling interests	(30,974)	(51,629)	(95,165)	81,734

Comprehensive income (loss) attributable to Class A shareholders	$45,547	$38,005	$113,344	$(49,274)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income (loss)	$189,106	$(28,297)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	115,709	120,452
Property transactions, net	881	194,990
Amortization of financing costs	5,725	4,703
Loss on retirement of debt	—	18,129
Non-cash ground lease, net	518	519
Deemed contributions - tax sharing agreement	4,556	3,632
Straight-line rental revenues, excluding amortization of lease incentive asset	31,014	24,414
Amortization of lease incentive asset	10,010	10,010
Amortization of deferred revenue on non-normal tenant improvements	(756)	(756)
Amortization of cash flow hedges	11,382	2,391
(Gain) loss on unhedged interest rate swaps, net	(28,604)	10,532
Share-based compensation	1,610	1,357
Income from unconsolidated affiliate	(50,758)	(38,816)
Distributions from unconsolidated affiliate	46,974	35,233
Change in operating assets and liabilities:
Prepaid expenses and other assets	(644)	(2,477)
Due to MGM Resorts International and affiliates	(71)	(450)
Accounts payable, accrued expenses and other liabilities	(12,717)	(927)
Accrued interest	14,072	3,317

Net cash provided by operating activities	338,007	357,956

Cash flows from investing activities
Proceeds from sale of Mandalay Bay real estate assets, net	—	58,615

Net cash provided by investing activities	—	58,615

Cash flows from financing activities
Net repayments under bank credit facility	(10,000)	(1,503,750)
Proceeds from issuance of bridge loan facility	—	1,304,625
Proceeds from issuance of debt	—	800,000
Deferred financing costs	—	(11,307)
Proceeds from issuance of Class A shares, net	792,569	524,616
Redemption of Operating Partnership units	(1,181,276)	(700,000)
Dividends and distributions paid	(267,510)	(305,837)
Other	—	(1,130)

Net cash provided by (used in) financing activities	(666,217)	107,217

Cash and cash equivalents
Net increase (decrease) for the period	(328,210)	523,788
Balance, beginning of period	626,385	202,101

Balance, end of period	$298,175	$725,889

Supplemental cash flow disclosures
Interest paid	$106,008	$94,165
Non-cash investing and financing activities
Accrual of dividend and distribution payable to Class A shareholders and Operating Partnership unit holders	$138,029	$147,941
Investment in MGP BREIT Venture	$—	$802,000
MGP BREIT Venture assumption of bridge loan facility	$—	$1,304,625

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands)

(unaudited)

	Class A
	Shares	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Class A Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at March 31, 2021	153,324	$—	$3,459,599	$(439,194)	$(53,553)	$2,966,852	$2,122,979	$5,089,831
Net income	—	—	—	43,889	—	43,889	29,808	73,697
Issuance of Class A shares	3,244	—	94,865	—	(478)	94,387	22,148	116,535
Cash flow hedges	—	—	—	—	1,658	1,658	1,166	2,824
Share-based compensation	—	—	441	—	—	441	317	758
Deemed contribution - tax sharing agreement	—	—	—	—	—	—	1,764	1,764
Dividends and distributions declared ($0.5150 per Class A share)	—	—	—	(80,673)	—	(80,673)	(57,357)	(138,030)
Other	78	—	(84)	—	(12)	(96)	(1,166)	(1,262)

Balance at June 30, 2021	156,646	$—	$3,554,821	$(475,978)	$(52,385)	$3,026,458	$2,119,659	$5,146,117

	Class A
	Shares	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Class A Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at January 1, 2021	131,460	$—	$3,114,331	$(422,897)	$(51,197)	$2,640,237	$2,950,505	$5,590,742
Net income	—	—	—	103,487	—	103,487	85,619	189,106
Issuance of Class A shares	25,094	—	660,302	—	(4,171)	656,131	136,438	792,569
Redemption of Operating Partnership units	—	—	(220,627)	—	(6,860)	(227,487)	(953,789)	(1,181,276)
Cash flow hedges	—	—	—	—	9,857	9,857	9,546	19,403
Share-based compensation	—	—	872	—	—	872	738	1,610
Deemed contribution - tax sharing agreement	—	—	—	—	—	—	4,556	4,556
Dividends and distributions declared ($1.0100 per Class A share)	—	—	—	(156,568)	—	(156,568)	(112,487)	(269,055)
Other	92	—	(57)	—	(14)	(71)	(1,467)	(1,538)

Balance at June 30, 2021	156,646	$—	$3,554,821	$(475,978)	$(52,385)	$3,026,458	$2,119,659	$5,146,117

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands)

(unaudited)

	Class A
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Class A Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at March 31, 2020	131,347	$—	$3,218,414	$(356,518)	$(45,163)	$2,816,733	$2,725,128	$5,541,861
Net income*	—	—	—	41,016	—	41,016	41,032	82,048
Partial redemption of temporary equity*	—	—	(15,260)	—	(4,772)	(20,032)	12,500	(7,532)
Reclassification and remeasurements of temporary equity*	—	—	(216,858)	—	—	(216,858)	408,127	191,269
Cash flow hedges*	—	—	—	—	(3,011)	(3,011)	(3,118)	(6,129)
Share-based compensation*	—	—	250	—	—	250	265	515
Deemed contribution - tax sharing agreement*	—	—	—	—	—	—	2,100	2,100
Dividends and distributions declared ($0.4875 per Class A share)*	—	—	—	(64,085)	—	(64,085)	(70,454)	(134,539)
Other*	108	—	1,136	—	47	1,183	(1,330)	(147)

Balance at June 30, 2020	131,455	$—	$2,987,682	$(379,587)	$(52,899)	$2,555,196	$3,114,250	$5,669,446

(*) Excludes amounts attributable to redeemable noncontrolling interest. See Note 2.

	Class A
	Shares	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Class A Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at January 1, 2020	113,807	$—	$2,766,325	$(244,381)	$(7,045)	$2,514,899	$4,383,113	$6,898,012
Net loss*	—	—	—	(8,732)	—	(8,732)	(18,006)	(26,738)
Issuance of Class A shares*	17,524	—	443,363	—	(646)	442,717	63,481	506,198
MGP BREIT Venture Transaction*	—	—	8,228	—	59	8,287	55,617	63,904
Partial redemption of temporary equity*	—	—	(15,260)	—	(4,772)	(20,032)	12,500	(7,532)
Reclassification and remeasurements of temporary equity*	—	—	(216,858)	—	—	(216,858)	(1,191,192)	(1,408,050)
Cash flow hedges*	—	—	—	—	(40,542)	(40,542)	(48,107)	(88,649)
Share-based compensation*	—	—	539	—	—	539	625	1,164
Deemed contribution - tax sharing agreement*	—	—	—	—	—	—	2,982	2,982
Dividends and distributions declared ($0.9625 per Class A share)*	—	—	—	(126,474)	—	(126,474)	(145,264)	(271,738)
Other*	124	—	1,345	—	47	1,392	(1,499)	(107)

Balance at June 30, 2020	131,455	$—	$2,987,682	$(379,587)	$(52,899)	$2,555,196	$3,114,250	$5,669,446

(*) Excludes amounts attributable to redeemable noncontrolling interest. See Note 2.

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)

(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Real estate investments, net	$8,194,148	$8,310,737
Lease incentive asset	497,151	507,161
Investment in unconsolidated affiliate	813,850	810,066
Cash and cash equivalents	298,175	626,385
Prepaid expenses and other assets	24,227	25,525
Above market lease, asset	39,080	39,867
Operating lease right-of-use assets	280,855	280,565

Total assets	$10,147,486	$10,600,306

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Debt, net	$4,162,918	$4,168,959
Due to MGM Resorts International and affiliates	245	316
Accounts payable, accrued expenses and other liabilities	75,640	124,109
Accrued interest	62,577	48,505
Distribution payable	138,029	136,484
Deferred revenue	187,019	156,760
Deferred income taxes, net	33,298	33,298
Operating lease liabilities	341,643	341,133

Total liabilities	5,001,369	5,009,564
Commitments and contingencies (Note 11)
Partners’ capital
General partner	—	—
Limited partners: 268,018,385 and 279,966,531 Operating Partnership units issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	5,146,117	5,590,742

Total partners’ capital	5,146,117	5,590,742

Total liabilities and partners’ capital	$10,147,486	$10,600,306

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Rental revenue	$188,304	$188,304	$376,607	$391,835
Ground lease	6,038	6,038	12,077	12,077

Total Revenues	194,342	194,342	388,684	403,912

Expenses
Depreciation	57,772	58,405	115,709	120,452
Property transactions, net	38	(66)	881	194,990
Ground lease expense	5,920	5,920	11,840	11,840
Acquisition-related expenses	278	358	278	980
General and administrative	4,306	3,731	7,965	8,613

Total Expenses	68,314	68,348	136,673	336,875

Other income (expense)
Income from unconsolidated affiliate	25,273	25,453	50,758	38,816
Interest income	81	2,279	398	3,370
Interest expense	(68,741)	(55,377)	(137,187)	(104,575)
Gain (loss) on unhedged interest rate swaps, net	(6,455)	1,588	28,604	(10,532)
Other	(725)	(413)	(922)	(18,781)

	(50,567)	(26,470)	(58,349)	(91,702)

Income (loss) before income taxes	75,461	99,524	193,662	(24,665)
Provision for income taxes	(1,764)	(2,499)	(4,556)	(3,632)

Net income (loss)	$73,697	$97,025	$189,106	$(28,297)

Weighted average units outstanding
Basic	265,740	319,189	271,181	321,737
Diluted	265,920	319,299	271,385	321,737
Earnings per unit
Basic	$0.28	$0.30	$0.70	$(0.09)
Diluted	$0.28	$0.30	$0.70	$(0.09)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$73,697	$97,025	$189,106	$(28,297)
Unrealized gain (loss) on cash flow hedges	2,824	(7,391)	19,403	(102,711)

Comprehensive income (loss)	$76,521	$89,634	$208,509	$(131,008)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income (loss)	$189,106	$(28,297)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	115,709	120,452
Property transactions, net	881	194,990
Amortization of financing costs	5,725	4,703
Loss on retirement of debt	—	18,129
Non-cash ground lease, net	518	519
Deemed contributions - tax sharing agreement	4,556	3,632
Straight-line rental revenues, excluding amortization of lease incentive asset	31,014	24,414
Amortization of lease incentive asset	10,010	10,010
Amortization of deferred revenue on non-normal tenant improvements	(756)	(756)
Amortization of cash flow hedges	11,382	2,391
(Gain) loss on unhedged interest rate swaps, net	(28,604)	10,532
Share-based compensation	1,610	1,357
Income from unconsolidated affiliate	(50,758)	(38,816)
Distributions from unconsolidated affiliate	46,974	35,233
Change in operating assets and liabilities:
Prepaid expenses and other assets	(644)	(2,477)
Due to MGM Resorts International and affiliates	(71)	(450)
Accounts payable, accrued expenses and other liabilities	(12,717)	(927)
Accrued interest	14,072	3,317

Net cash provided by operating activities	338,007	357,956

Cash flows from investing activities
Proceeds from sale of Mandalay Bay real estate assets, net	—	58,615

Net cash provided by investing activities	—	58,615

Cash flows from financing activities
Net repayments under bank credit facility	(10,000)	(1,503,750)
Proceeds from issuance of bridge loan facility	—	1,304,625
Proceeds from issuance of debt	—	800,000
Deferred financing costs	—	(11,307)
Proceeds from issuance of Class A shares by MGP	792,569	524,616
Redemption of Operating Partnership units	(1,181,276)	(700,000)
Distributions paid	(267,510)	(305,837)
Other	—	(1,130)

Net cash provided by (used in) financing activities	(666,217)	107,217

Cash and cash equivalents
Net increase (decrease) for the period	(328,210)	523,788
Balance, beginning of period	626,385	202,101

Balance, end of period	$298,175	$725,889

Supplemental cash flow disclosures
Interest paid	$106,008	$94,165
Non-cash investing and financing activities
Accrual of distribution payable to Operating Partnership unit holders	$138,029	$147,941
Investment in MGP BREIT Venture	$—	$802,000
MGP BREIT Venture assumption of bridge loan facility	$—	$1,304,625

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in thousands)

(unaudited)

	General Partner	Limited Partners	Total Partners’ Capital
Balance at March 31, 2021	$—	$5,089,831	$5,089,831
Net income	—	73,697	73,697
Proceeds from issuance of Class A shares by MGP	—	116,535	116,535
Cash flow hedges	—	2,824	2,824
Share-based compensation	—	758	758
Deemed contribution - tax sharing agreement	—	1,764	1,764
Distributions declared ($0.5150 per unit)	—	(138,030)	(138,030)
Other	—	(1,262)	(1,262)

Balance at June 30, 2021	$—	$5,146,117	$5,146,117

	General Partner	Limited Partners	Total Partners’ Capital
Balance at January 1, 2021	$—	$5,590,742	$5,590,742
Net income	—	189,106	189,106
Proceeds from issuance of Class A shares by MGP	—	792,569	792,569
Redemption of Operating Partnership units	—	(1,181,276)	(1,181,276)
Cash flow hedges	—	19,403	19,403
Share-based compensation	—	1,610	1,610
Deemed contribution - tax sharing agreement	—	4,556	4,556
Distributions declared ($1.0100 per unit)	—	(269,055)	(269,055)
Other	—	(1,538)	(1,538)

Balance at June 30, 2021	$—	$5,146,117	$5,146,117

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in thousands)

(unaudited)

	General Partner	Limited Partners	Total Partners’ Capital
Balance at March 31, 2020	$—	$5,541,861	$5,541,861
Net income*	—	82,048	82,048
Partial redemption of temporary equity*	—	(7,532)	(7,532)
Reclassification and remeasurements of temporary equity*	—	191,269	191,269
Cash flow hedges*	—	(6,129)	(6,129)
Share-based compensation*	—	515	515
Deemed contribution - tax sharing agreement*	—	2,100	2,100
Distributions declared ($0.4875 per unit)*	—	(134,539)	(134,539)
Other*	—	(147)	(147)

Balance at June 30, 2020	$—	$5,669,446	$5,669,446

(*) Excludes amounts attributable to redeemable capital. See Note 2.

	General Partner	Limited Partners	Total Partners’ Capital
Balance at January 1, 2020	$—	$6,898,012	$6,898,012
Net loss*	—	(26,738)	(26,738)
Proceeds from issuance of Class A shares by MGP*	—	506,198	506,198
MGP BREIT Venture Transaction*	—	63,904	63,904
Partial redemption of temporary equity*	—	(7,532)	(7,532)
Reclassification and remeasurements of temporary equity*	—	(1,408,050)	(1,408,050)
Cash flow hedges*	—	(88,649)	(88,649)
Share-based compensation*	—	1,164	1,164
Deemed contribution - tax sharing agreement*	—	2,982	2,982
Distributions declared ($0.9625 per unit)*	—	(271,738)	(271,738)
Other*	—	(107)	(107)

Balance at June 30, 2020	$—	$5,669,446	$5,669,446

(*) Excludes amounts attributable to redeemable capital. See Note 2.

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC AND MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP CONDENSED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 — BUSINESS

Organization. MGM Growth Properties LLC (“MGP” or the “Company”) is a limited liability company that was organized in Delaware in October 2015. MGP conducts its operations through MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership that was formed in January 2016 and became a subsidiary of MGP in April 2016. The Company elected to be taxed as a real estate investment trust (“REIT”) commencing with its taxable year ended December 31, 2016.

MGP is a publicly traded REIT primarily engaged through its investment in the Operating Partnership which owns, acquires, leases and invests in large-scale destination entertainment and leisure properties, whose tenants generally offer casino gaming, hotel, convention, dining, entertainment and retail and other amenities. A wholly owned subsidiary of the Operating Partnership leases its real estate properties back to a wholly owned subsidiary of MGM under a master lease agreement (the “MGM-MGP Master Lease”). In February 2020, the Operating Partnership entered into certain transactions to form a venture owned 50.1% by the Operating Partnership and 49.9% by a subsidiary of Blackstone Real Estate Income Trust, Inc. (“BREIT”, such venture, the “MGP BREIT Venture”), which owns the real estate assets of MGM Grand Las Vegas and Mandalay Bay and leases such real estate properties back to a wholly owned subsidiary of MGM under a master lease agreement (the “MGP BREIT Venture lease”, such formation transaction, the “MGP BREIT Venture Transaction”).

As of June 30, 2021, there were approximately 268.0 million Operating Partnership units outstanding in the Operating Partnership, of which MGM owned approximately 111.4 million, or 41.6%, and MGP owned the remaining 58.4%. MGM’s Operating Partnership units are exchangeable into Class A shares of MGP on a one-to-one basis, or cash at the Fair Market Value of a Class A share (as defined in the Operating Partnership’s partnership agreement). The determination of settlement method is at the option of MGP’s independent conflicts committee. MGM’s indirect ownership of these Operating Partnership units is recognized as a noncontrolling interest in MGP’s financial statements. A wholly owned subsidiary of MGP is the general partner of the Operating Partnership and operates and controls all of its business affairs. As a result, MGP consolidates the Operating Partnership and its subsidiaries. MGM also has ownership of MGP’s outstanding Class B share. The Class B share is a non-economic interest in MGP which does not provide its holder any rights to profits or losses or any rights to receive distributions from the operations of MGP or upon liquidation or winding up of MGP but which represents a majority of the voting power of MGP’s shares. As a result, MGP continues to be controlled by MGM through its majority voting rights and is consolidated by MGM.

In March 2021, certain subsidiaries of MGM delivered a notice of redemption to the Company covering approximately 37.1 million Operating Partnership units that they held that was satisfied with aggregate cash proceeds of approximately $1.2 billion using cash on hand together with the proceeds from the issuance of Class A shares. Refer to Note 8 for further discussion.

On May 11, 2021, the Company entered into an agreement to acquire the real estate assets of MGM Springfield from MGM for $400 million of cash consideration. MGM Springfield will be added to the MGM-MGP Master Lease between the Company and MGM. Following the closing of the transaction, the annual rent payment under the MGM-MGP Master Lease will increase by $30 million, $27.0 million of which will be fixed and contractually grow at 2% per year with escalators subject to the tenant meeting an adjusted net revenue to rent ratio. The transaction is expected to close in the fourth quarter of 2021, upon receipt of interim regulatory approvals from the Massachusetts Gaming Commission and the satisfaction of other customary closing conditions. Final regulatory approvals, which are not necessary for the transaction to close, are expected to be received within nine to twelve months following the interim regulatory approval. Until final regulatory approvals are obtained, the parties will be subject to a trust agreement, which will provide for the property to be placed into a trust (or, at MGM’s option, be returned to MGM) during the interim period in the event that the regulator finds reasonable cause to believe that the Company may not be found suitable. The property will then remain in trust until a final determination regarding the Company’s suitability is made.

On August 4, 2021, the Company and the Operating Partnership entered into an agreement with VICI Properties, Inc. (“VICI”) and MGM whereby VICI will acquire the Company in a stock-for-stock transaction (such transaction, the “VICI Transaction”). Pursuant to the agreement, MGP Class A shareholders will have the right to receive 1.366 shares of newly issued VICI stock in exchange for each MGP Class A share outstanding and MGM will have the right to receive 1.366 units of the new VICI operating partnership (“VICI OP”) in exchange for each Operating Partnership unit held by MGM. The fixed exchange ratio represents an agreed upon price of $43 per share of MGP Class A share to the five-day volume weighted average price of VICI stock as of the close of business on July 30, 2021. Subsequent to the exchange, VICI OP will redeem the majority of MGM’s VICI OP units for cash consideration of $4.4 billion, with MGM retaining approximately 12.2 million VICI OP units. MGP’s Class B share that is held by MGM will be cancelled. The transaction is expected to close in the first half of 2022, subject to customary closing conditions, regulatory approvals, and approval by VICI stockholders.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation. The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information set forth in the Accounting Standards Codification (“ASC”), as published by the Financial Accounting Standards Board (“FASB”), and with the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. All adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of results for the interim period have been included.

The accompanying condensed consolidated financial statements and related notes should be read in conjunction with the audited financial statements and notes thereto included in the Company’s most recent Annual Report on Form 10-K.

Reclassifications. Certain reclassifications have been made to conform the prior period presentation.

Principles of consolidation. The Company identifies entities for which control is achieved through means other than voting rights and to determine which business enterprise is the primary beneficiary of variable interest entities (“VIE”). A VIE is an entity in which either (i) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of such entity that most significantly impact such entity’s economic performance or (ii) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. The Company identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses or receive benefits of the VIE that could potentially be significant to the entity. The Company consolidates its investment in a VIE when it determines that it is its primary beneficiary. The Company may change its original assessment of a VIE upon subsequent events such as the modification of contractual arrangements that affect the characteristics or adequacy of the entity’s equity investments at risk and the disposition of all or a portion of an interest held by the primary beneficiary. The Company performs this analysis on an ongoing basis. The consolidated financial statements of MGP include the accounts of the Operating Partnership, a VIE of which the Company is the primary beneficiary, as well as its wholly owned and majority-owned subsidiaries, which represents all of MGP’s assets and liabilities. As MGP holds what is deemed a majority voting interest in the Operating Partnership through its ownership of the Operating Partnership’s sole general partner, it qualifies for the exemption from providing certain of the required disclosures associated with investments in VIEs. The consolidated financial statements of the Operating Partnership include the accounts of its wholly owned subsidiary, MGP Lessor LLC, which is the MGM-MGP Master Lease landlord, a VIE of which the Operating Partnership is the primary beneficiary. As of June 30, 2021, on a consolidated basis, MGP Lessor, LLC had total assets of $9.0 billion primarily related to its real estate investments, and total liabilities of $560.8 million primarily related to its deferred revenue and operating lease liabilities.

For entities determined not to be VIEs, the Company consolidates such entities in which the Company owns 100% of the equity. For entities in which the Company owns less than 100% of the equity interest, the Company consolidates the entity under the voting interest model if it has controlling financial interest based upon the terms of the respective entities’ ownership agreements. If the entity does not qualify for consolidation under the voting interest model and the Company has significant influence over the operating and financial decisions of the entity, the Company accounts for the entity under the equity method, such as the Company’s MGP BREIT Venture, which does not qualify for consolidation as the Company has joint control, given the entity is structured with substantive participating rights whereby both owners participate in the decision making process which prevents the Company from exerting a controlling financial interest, as defined in ASC 810.

Noncontrolling interest. MGP presents noncontrolling interest and classifies such interest as a component of consolidated shareholders’ equity, separate from the Company’s Class A shareholders’ equity. Noncontrolling interest in MGP represents Operating Partnership units currently held by subsidiaries of MGM. Comprehensive income or loss of the Operating Partnership is allocated to its noncontrolling interest based on the noncontrolling interest’s ownership percentage in the Operating Partnership except for income tax expenses. Ownership percentage is calculated by dividing the number of Operating Partnership units held by the noncontrolling interest by the total Operating Partnership units held by the noncontrolling interest and the Company. Issuance of additional Class A shares and Operating Partnership units changes the ownership interests of both the noncontrolling interest and the Company. Such transactions and the related proceeds are treated as capital transactions.

MGM may tender its Operating Partnership units for redemption in exchange for cash equal to the market price of MGP’s Class A shares at the time of redemption or for unregistered Class A shares on a one-for-one basis. Such election to pay cash or issue Class A shares to satisfy an Operating Partnership unitholder’s redemption request is solely within the control of MGP’s independent conflicts committee.

Redeemable noncontrolling interest and redeemable capital. On January 14, 2020 the Operating Partnership agreed to waive its right following the closing of the MGP BREIT Venture Transaction to issue MGP Class A shares, in lieu of cash, to settle redemptions of Operating Partnership units held by MGM up to a maximum cash redemption amount of $1.4 billion. In connection with the waiver, the Operating Partnership and the Company reclassified, from permanent equity to temporary equity, the carrying value of Operating Partnership units that could require cash redemption and remeasured the units to their redemption value. The Operating Partnership units that comprised the $1.4 billion redemption amount were determined based on a 3% discount to the ten-day average closing price prior to the date of determination.

At each subsequent reporting period, the carrying value of temporary equity was remeasured to the greater of: (1) the carrying value of the number of units then considered redeemable, inclusive of the comprehensive income and losses attributed based on a per unit or share basis in accordance with ASC 810 or (2) the redemption value of the number of units that are then redeemable based on the remaining aggregate cash redemption amount and the per share redemption value, except that decreases in the per unit or share redemption were limited to the amount of previous increases, with the differences between the carrying value and the remeasured value being recorded as an adjustment in additional paid-in capital (in lieu of retained earnings) or limited partners’ capital.

The $1.4 billion maximum cash redemption amount was fulfilled by the $700 million redeemed on May 18, 2020 and the $700 million redeemed on December 2, 2020.

The components of equity that related to the Company’s redeemable noncontrolling interest and the Operating Partnership’s redeemable capital were as follows:

(in thousands)
As of March 31, 2020	$1,583,556
Reclassification and remeasurement adjustments	(191,269)
Attribution of:
Net income	14,977
Partial redemption of temporary equity	(692,468)
Cash flow hedges	(1,262)
Share-based compensation	88
Deemed contribution - tax sharing agreement	399
MGP dividends and Operating Partnership distributions declared	(13,402)
Other	(619)

As of June 30, 2020	$700,000

(in thousands)
As of January 14, 2020	$—
Reclassification and remeasurement adjustments	1,408,050
Attribution of:
Net loss	(1,559)
Partial redemption of temporary equity	(692,468)
Proceeds from the issuance of Class A shares by MGP	18,418
MGP BREIT Venture Transaction	16,136
Cash flow hedges	(14,062)
Share-based compensation	193
Deemed contribution - tax sharing agreement	650
MGP dividends and Operating Partnership distributions declared	(34,691)
Other	(667)

As of June 30, 2020	$700,000

Property transactions, net. Property transactions, net are comprised of transactions related to long-lived assets, such as gains and losses on the disposition of assets.

Fair value measurements. Fair value measurements are utilized in the accounting and impairment assessments of the Company’s real estate investments, investment in unconsolidated affiliate, and certain of its financial assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured according to a hierarchy that includes: Level 1 inputs, such as quoted prices in an active market; Level 2 inputs, which are observable inputs for similar assets; or Level 3 inputs, which are unobservable inputs. The Company used the following inputs in its fair value measurements:

•	Level 2 inputs for its debt fair value disclosures. See Note 6; and
•	Level 2 inputs when measuring the fair value of its interest rate swaps. See Note 7.

Reportable segment. The Company’s operations consist of investments in real estate, both wholly-owned and through its investment in MGP BREIT Venture, for which all such real estate properties are similar to one another in that they consist of large-scale destination entertainment and leisure properties and related offerings, whose tenants generally offer casino gaming, hotel, convention, dining, entertainment and retail amenities, have similar economic characteristics and are governed by triple-net operating leases. The operating results of the Company’s wholly owned and equity method real estate investments are regularly reviewed, in the aggregate, by the chief operating decision maker. As such, the Company has one reportable segment.

Income tax provision. For interim income tax reporting, the Company estimates its annual effective tax rate and applies it to its year-to-date ordinary income. The tax effects of unusual or infrequently occurring items, including changes in judgment about valuation allowances and effects of changes in tax laws or rates, are reported in the interim period in which they occur. The Company’s effective income tax rate was a provision on income before income taxes of 2.3% and 2.4% for the three and six months ended June 30, 2021, respectively, and a provision of 2.5% on income before income taxes and a provision of 14.7% on loss before income taxes for the three and six months ended June 30, 2020, respectively.

The Company and MGM join in the filing of a New Jersey consolidated corporation business tax return and have entered into a tax sharing agreement which provides for an allocation of taxes due in the consolidated New Jersey return. No amounts were due to MGM under the tax sharing agreement between the Company and MGM as of June 30, 2021 or December 31, 2020.

Recently issued accounting standards. In March 2020, the FASB issued ASC 848, “Reference Rate Reform (Topic 848)”. ASC 848 provides optional expedients for applying U.S. GAAP to reference rate reform related contracts, hedging relationships and other qualifying transactions. Application of these expedients preserve the presentation of derivative instruments consistent with past presentation. The guidance is optional and may be elected when or as reference rate reform activities occur. The Company is currently evaluating whether it will elect practical expedients if and when its hedging and related activities are impacted.

NOTE 3 — REAL ESTATE INVESTMENTS

The carrying value of real estate investments is as follows:

	June 30, 2021	December 31, 2020

	(in thousands)
Land	$3,431,228	$3,431,228
Buildings, building improvements, land improvements and integral equipment	7,424,742	7,426,110

	10,855,970	10,857,338
Less: Accumulated depreciation	(2,661,822)	(2,546,601)

	$8,194,148	$8,310,737

NOTE 4 — INVESTMENT IN UNCONSOLIDATED AFFILIATE

As of June 30, 2021, the Operating Partnership’s investment in unconsolidated affiliate was comprised of its 50.1% interest in MGP BREIT Venture. The Operating Partnership recorded its share of income as “Income from unconsolidated affiliate” in the condensed consolidated statements of operations. The Operating Partnership received $31.8 million and $47.0 million in distributions from MGP BREIT Venture during the three and six months ended June 30, 2021, respectively, and $23.1 million and $35.2 million in distributions from MGP BREIT Venture during the three and six months ended June 30, 2020, respectively. The Operating Partnership’s distribution relating to March 2021 was paid together with its distribution for April 2021, totaling $16.0 million, upon execution of the cash flow guarantee, discussed below.

Summarized results of operations of MGP BREIT Venture are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)
Net revenues	$98,681	$98,681	$197,363	$149,118
Net income	50,445	50,804	101,313	77,479

MGP BREIT Venture guarantee. The Operating Partnership provides a guarantee for losses incurred by the lenders of the $3.0 billion indebtedness of the MGP BREIT Venture arising out of certain bad acts by the Operating Partnership, its venture partner, or the venture, such as fraud or willful misconduct, based on the party’s percentage ownership of the MGP BREIT Venture, which guarantee is capped at 10% of the principal amount outstanding at the time of the loss. The Operating Partnership and its venture partner have separately indemnified each other for the other party’s share of the overall liability exposure, if at fault. The guarantee is accounted for under ASC 460 at fair value; such value is immaterial.

MGP BREIT Venture excess cash flow guarantee. The MGP BREIT Venture loan agreement requires that the tenant EBITDAR to MGP BREIT Venture cash interest ratio is maintained above a specified level. If this ratio is not met for two consecutive fiscal quarters, then the borrowers will be unable to distribute excess cash flows to the venture partners unless and until an excess cash flow guarantee is provided. The ratio was not met for the two consecutive quarters ended December 31, 2020, and, as a result, in April 2021, the Operating Partnership and an entity affiliated with BREIT each delivered an excess cash flow guarantee to the lenders covering all distributions since January 1, 2021. The guarantee provides that the MGP BREIT Venture may distribute an aggregate amount of cash not to exceed 9.9% of the principal amount of the MGP BREIT Venture’s outstanding indebtedness under the loan agreement, after which distributions must remain at the MGP BREIT Venture in a restricted cash account until such time as the tenant EBITDAR to MGP BREIT Venture cash interest ratio is met for two consecutive quarters. In addition, in the event of a default under the loan agreement while the ratio is not met, the Company may be required to return its respective share of distributions received during the period covered by the guarantee.

NOTE 5 — LEASES

MGM-MGP Master Lease. The MGM-MGP Master Lease is accounted for as an operating lease and has an initial lease term of ten years that began on April 25, 2016 (other than with respect to MGM National Harbor, as described below) with the potential to extend the term for four additional five-year terms thereafter at the option of the tenant. The lease provides that any extension of its term must apply to all of the real estate under the lease at the time of the extension. With respect to MGM National Harbor, the initial lease term ends on August 31, 2024. Thereafter, the initial term of the lease with respect to

MGM National Harbor may be renewed at the option of the tenant for an initial renewal period lasting until the earlier of the end of the then-current term of the lease or the next renewal term (depending on whether MGM elects to renew the other properties under the lease in connection with the expiration of the initial ten-year term). If, however, the tenant chooses not to renew the lease with respect to MGM National Harbor after the initial MGM National Harbor term under the lease, the tenant would also lose the right to renew the lease with respect to the rest of the properties when the initial ten-year lease term ends related to the rest of the properties in 2026. The lease has a triple-net structure, which requires the tenant to pay substantially all costs associated with the lease, including real estate taxes, insurance, utilities and routine maintenance, in addition to the base rent. Additionally, the lease provides MGP with a right of first offer with respect to any future gaming development by MGM on the undeveloped land adjacent to Empire City, which MGP may exercise should MGM elect to sell such property in the future.

Rent under the lease consists of a “base rent” component and a “percentage rent” component. As of June 30, 2021, the base rent represents approximately 91% of the rent payments due under the lease and the percentage rent represents approximately 9% of the rent payments due under the lease. The base rent includes a fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the lease). Thereafter, beginning on April 1, 2022, the annual escalator of 2.0% will be subject to the tenant and, without duplication, the operating subsidiary sublessees of the tenant, collectively meeting an adjusted net revenue to rent ratio of 6.25:1.00 based on their net revenue from the leased properties subject to the lease (as determined in accordance with U.S. GAAP, adjusted to exclude net revenue attributable to certain scheduled subleases and, at the tenant’s option, reimbursed cost revenue). The percentage rent will initially be a fixed amount for approximately the first six years and will then be adjusted every five years based on the average annual adjusted net revenues of the tenant and, without duplication, the operating subtenants, from the leased properties subject to the lease at such time for the trailing five calendar-year period (calculated by multiplying the average annual adjusted net revenues, excluding net revenue attributable to certain scheduled subleases and, at the tenant’s option, reimbursed cost revenue, for the trailing five calendar-year period by 1.4%).

In connection with the commencement of the sixth lease year on April 1, 2021, and the corresponding 2.0% fixed annual rent escalator that went into effect on such date, the base rent under the MGM-MGP Master Lease increased to $764.9 million, resulting in total annual rent under the MGM-MGP Master Lease of $842.8 million.

Straight-line rental revenues from the MGM-MGP Master Lease, which includes lease incentive asset amortization, were $188.3 million and $376.6 million for the three and six months ended June 30, 2021, respectively, and were $188.3 million and $391.8 million for the three and six months ended June 30, 2020, respectively. The Company also recognized revenue related to ground lease and other of $6.0 million for both the three months ended June 30, 2021 and 2020 and $12.1 million for both the six months ended June 30, 2021 and 2020.

Under the MGM-MGP Master Lease, future non-cancelable minimum cash rental payments, which are the payments under the initial 10-year term through April 30, 2026 and do not include the four five-year renewal options and, with respect to MGM National Harbor, through August 31, 2024, are as follows as of June 30, 2021:

Year ending December 31,	(in thousands)
2021 (excluding the six months ended June 30, 2021)	$421,381
2022	784,336
2023	764,861
2024	733,161
2025	669,761
Thereafter	223,254

Total	$3,596,754

NOTE 6 — DEBT

Debt consists of the following:

	June 30,	December 31,
	2021	2020

	(in thousands)
Senior secured revolving credit facility	$—	$10,000
5.625% senior notes, due 2024	1,050,000	1,050,000
4.625% senior notes, due 2025	800,000	800,000
4.50% senior notes, due 2026	500,000	500,000
5.75% senior notes, due 2027	750,000	750,000
4.50% senior notes, due 2028	350,000	350,000
3.875% senior notes, due 2029	750,000	750,000

	4,200,000	4,210,000
Less: Unamortized discount and debt issuance costs	(37,082)	(41,041)

	$4,162,918	$4,168,959

Operating Partnership credit agreement and bridge facility. At June 30, 2021, the Operating Partnership senior secured credit facility consisted of a $1.4 billion revolving credit facility. The Operating Partnership’s senior credit facility limits the amount of letters of credit that can be issued to $75 million. No letters of credit were outstanding under the Operating Partnership senior secured credit facility at June 30, 2021. The Operating Partnership was in compliance with its financial covenants at June 30, 2021.

Refer to Note 7 for further discussion of the Company’s interest rate swap agreements.

Fair value of debt. The estimated fair value of the Operating Partnership’s debt was $4.5 billion at June 30, 2021 and $4.5 billion at December 31, 2020. Fair value was estimated using quoted market prices for the Operating Partnership’s senior notes and senior secured credit facility.

NOTE 7 — DERIVATIVES AND HEDGING ACTIVITIES

The Operating Partnership uses derivative instruments to mitigate the effects of interest rate volatility inherent in its variable rate senior credit facility and forecasted debt issuances for the duration and amount of its interest rate swap agreements, which such variable rate could unfavorably impact future earnings and forecasted cash flows. The Operating Partnership and the Company do not use derivative instruments for speculative or trading purposes.

In May 2021, the Operating Partnership terminated interest rate swap agreements with a notional amount of $1.2 billion which resulted in a loss of less than $0.1 million. Additionally, in June 2021, the Operating Partnership modified and extended certain of its existing interest rate swaps with a combined notional amount of $900 million, effective June 30, 2022. The weighted average fixed rate paid under the modified swap agreements is 1.940% and the variable rate received resets monthly to the one-month LIBOR with no minimum floor. The maturity dates were extended to June 30, 2027.

The interest rate swaps as of June 30, 2021 are summarized in the table below.

Notional Amount	Weighted Average Fixed Rate	Fair Value Liability	Effective Date	Maturity Date

(in thousands, except percentages)
Derivatives designated as hedges:
$900,000	1.940%	$(33,656)	June 30, 2022	June 30, 2027

$900,000		$(33,656)

Derivatives not designated as hedges:
$300,000	1.158%	$(5,842)	September 6, 2019	December 31, 2024
400,000	2.252%	(31,913)	October 1, 2019	December 31, 2029

$700,000		$(37,755)

		$(71,411)

The interest rate swaps as of December 31, 2020 are summarized in the table below.

Notional Amount	Weighted Average Fixed Rate	Fair Value Liability	Effective Date	Maturity Date

(in thousands, except percentages)
Derivatives designated as hedges:
$900,000	1.801%	$(41,131)	November 30, 2021	December 31, 2024

$900,000		$(41,131)

Derivatives not designated as hedges:
$1,200,000	1.844%	$(18,889)	May 3, 2017	November 30, 2021
300,000	1.158%	(10,451)	September 6, 2019	December 31, 2024
400,000	2.252%	(48,453)	October 1, 2019	December 31, 2029

$1,900,000		$(77,793)

		$(118,924)

As of June 30, 2021 and December 31, 2020, the Operating Partnership’s interest rate swaps that are in a liability position are recorded within “Accounts payable, accrued expenses, and other liabilities”.

NOTE 8 — SHAREHOLDERS’ EQUITY AND PARTNERS’ CAPITAL

MGP shareholders

Issuance of Class A shares - March 2021. On March 15, 2021, the Company completed an offering of 21.9 million Class A shares in a registered public offering for net proceeds of approximately $676.0 million.

“At-the-market-offering” (“ATM”) Program. On May 12, 2021, the Company resumed its 2019 ATM program to offer and sell the remaining $117.7 million of Class A shares under the $300 million program through sales agents at prevailing market prices or agreed-upon prices. During the quarter ended June 30, 2021, the Company issued 3.2 million Class A shares under the program for net proceeds of approximately $116.5 million.

Subsequent to quarter end, in July 2021, the Company issued less than 0.1 million shares for net proceeds of $0.3 million and completed its ATM program.

Operating Partnership capital

Proceeds from the issuance of Class A shares by MGP - March 2021. On March 15, 2021, in connection with the Company’s registered offering of Class A shares for net proceeds of approximately $676.0 million, such proceeds were used in connection with satisfying the Company’s obligations under the notice of redemption of Operating Partnership units from MGM, discussed below.

Redemption of Operating Partnership units - March 2021. In March 2021, certain subsidiaries of MGM delivered a notice of redemption to the Company covering approximately 37.1 million Operating Partnership units that they held in accordance with the terms of the Operating Partnership’s partnership agreement. In accordance with the terms of such agreement, upon receipt of the notice of redemption, the Company formed a conflicts committee to determine the mix of consideration that it would provide for the Operating Partnership units. The conflicts committee determined that the Company would redeem approximately 15.3 million Operating Partnership units for cash on March 12, 2021 (with such Operating Partnership units retired upon redemption) and would satisfy its remaining obligation under that notice covering the remaining 21.9 million Operating Partnership units using the proceeds, net of underwriters’ discount, from an offering of MGP’s Class A shares on March 15, 2021, for aggregate cash proceeds paid of approximately $1.2 billion. As a result of these collective transactions, MGP’s indirect ownership percentage in the Operating Partnership increased from 47.0% to 57.9%.

MGP Class A share issuance - ATM Program. During the quarter ended June 30, 2021, in connection with the Company’s issuance of Class A shares under the ATM program, the Operating Partnership issued 3.2 million Operating Partnership units to the Company. As of June 30, 2021, as a result of these issuances, MGP’s ownership percentage in the Operating Partnership was 58.4%.

Accumulated Other Comprehensive Loss. Comprehensive income (loss) includes net income (loss) and all other non-shareholder changes in equity, or other comprehensive income (loss). Elements of the Company’s accumulated other comprehensive loss are reported in the accompanying condensed consolidated statement of shareholders’ equity. The following table summarizes the changes in accumulated other comprehensive loss by component:

	Cash Flow Hedges	Other	Total

	(in thousands)
Balance at March 31, 2021	$(31,864)	$(21,689)	$(53,553)
Other comprehensive loss before reclassifications	(3,940)	—	(3,940)
Amounts reclassified from accumulated other comprehensive loss to interest expense	6,764	—	6,764

Other comprehensive income	2,824	—	2,824
Other changes in accumulated other comprehensive loss:
Issuance of Class A shares	—	(478)	(478)
Other	—	(12)	(12)

Changes in accumulated other comprehensive loss:	2,824	(490)	2,334
Less: Other comprehensive income attributable to noncontrolling interest	(1,166)	—	(1,166)

Balance at June 30, 2021	$(30,206)	$(22,179)	$(52,385)

Balance at December 31, 2020	$(40,063)	$(11,134)	$(51,197)
Other comprehensive income before reclassifications	8,021	—	8,021
Amounts reclassified from accumulated other comprehensive loss to interest expense	11,382	—	11,382

Other comprehensive income	19,403	—	19,403
Other changes in accumulated other comprehensive loss:
Issuance of Class A shares	—	(4,171)	(4,171)
Redemption of Operating Partnership Units	—	(6,860)	(6,860)
Other	—	(14)	(14)

Changes in accumulated other comprehensive loss:	19,403	(11,045)	8,358
Less: Other comprehensive income attributable to noncontrolling interest	(9,546)	—	(9,546)

Balance at June 30, 2021	$(30,206)	$(22,179)	$(52,385)

MGP dividends and Operating Partnership distributions. The Operating Partnership declares and pays distributions. MGP pays its dividends with the receipt of its share of the Operating Partnership’s distributions.

On July 15, 2021, the Company paid a dividend of $0.5150 per Class A share upon receipt of its share of the Operating Partnership’s distribution of $0.5150 per unit made the same day.

NOTE 9 — EARNINGS PER CLASS A SHARE

The table below provides earnings and the number of Class A shares used in the computations of “basic” earnings per share, which utilizes the weighted-average number of Class A shares outstanding without regard to dilutive potential Class A shares, and “diluted” earnings per share, which includes all such shares. Diluted earnings per Class A share does not assume conversion of the Operating Partnership units held by MGM as such conversion would be antidilutive. Earnings per share has not been presented for the Class B shareholder as the Class B share is not entitled to any economic rights in the Company.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)
Numerator:
Net income (loss)	$43,889	$41,016	$103,487	$(8,732)
Less: Adjustment related to redeemable noncontrolling interests	—	(1,232)	—	(1,232)

Net income (loss) attributable to Class A shares - basic and diluted	$43,889	$39,784	$103,487	$(9,964)

Denominator:
Weighted average Class A shares outstanding — basic (1)	154,367	131,527	145,085	127,381
Effect of dilutive shares for diluted net income per Class A share (2)	180	110	204	—

Weighted average Class A shares outstanding — diluted (1)	154,547	131,637	145,289	127,381

(1)	Includes weighted average deferred share units granted to certain members of the board of directors.
(2)

Less than 0.1 million shares related to outstanding share-based compensation awards were excluded due to being antidilutive for the six months ended June 30, 2021. There were no shares excluded due to being antidilutive for the three months ended June 30, 2021. 0.1 million and 0.3 million shares related to outstanding share-based compensation awards were excluded due to being antidilutive for the three and six months ended June 30, 2020, respectively.

NOTE 10 — EARNINGS PER OPERATING PARTNERSHIP UNIT

The table below provides earnings and the number of Operating Partnership units used in the computations of “basic” earnings per Operating Partnership unit, which utilizes the weighted-average number of Operating Partnership units outstanding without regard to dilutive potential Operating Partnership units, and “diluted” earnings per Operating Partnership units, which includes all such Operating Partnership units.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)
Numerator:
Net income (loss)	$73,697	$97,025	$189,106	$(28,297)
Less: Adjustment related to redeemable capital	—	(1,232)	—	(1,232)

Net income (loss) attributable to unitholders - basic and diluted	$73,697	$95,793	$189,106	$(29,529)

Denominator:
Weighted average Operating Partnership units outstanding — basic (1)	265,740	319,189	271,181	321,737
Effect of dilutive shares for diluted net income per Operating Partnership unit (2)	180	110	204	—

Weighted average Operating Partnership units outstanding — diluted (1)	265,920	319,299	271,385	321,737

(1)	Includes weighted average deferred share units granted to certain members of the board of directors.
(2)

Less than 0.1 million units related to outstanding share-based compensation awards were excluded due to being antidilutive for the six months ended June 30, 2021. There were no units excluded due to being antidilutive for the three months ended June 30, 2021. 0.1 million units and 0.3 million units related to outstanding share-based compensation awards were excluded due to being antidilutive for the three and six months ended June 30, 2020, respectively.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Litigation. In the ordinary course of business, from time to time, the Company expects to be subject to legal claims and administrative proceedings, none of which are currently outstanding, which the Company believes could have, individually or in the aggregate, a material adverse effect on its business, financial position, results of operations, or cash flows.